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                                                                     EXHIBIT (d)

                                    SPECIMEN

CERTIFICATE NUMBER                                              NUMBER OF SHARES

__________________                                              ________________

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION

                Organized Under the Laws of the State of Maryland
                                  Common Stock
                            $.001 Par Value Per Share

This certifies that -- is the owner of fully paid and non-assessable shares of Common Stock, $.001 par value per share, of Tortoise North American Energy Corporation (the "Company") transferable only on the books of the Company by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ___ day of ___________A.D. 200__.

                                      TORTOISE NORTH AMERICAN ENERGY CORPORATION
_____________________________________
As Transfer Agent and Registrar [Seal]

By:

________________________________
Authorized Signature   President      By:________________________________ [Seal]

                                              __________________________________
                                              Secretary

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ___________________ shares of Common Stock, represented by this Certificate, and does hereby irrevocably constitute and appoint
______________________________ Attorney to transfer said shares on the books of the within named Company with full power of substitution in the premises.

Dated:_______________________
In presence of

______________________________                  ________________________________

The Company will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Company is authorized to issue and, if the Company is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the Secretary of the Company.